UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2024

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2024, The Cannabist Company Holdings Inc. (the “Company”) entered into a second amendment (the “Amendment”) to the exchange agreement (the “Exchange Agreement”), dated January 22, 2024, as amended on June 30, 2024, with certain holders (the “Holders”) of the Company’s 6.0% senior secured convertible notes due June 2025 (the “Notes”), pursuant to which the parties agreed to extend the period in which the Holders may transfer an aggregate of approximately $10 million principal amount of Notes in consideration of common shares of the Company to December 31, 2024. The parties also agreed to extend the term of the Exchange Agreement to January 31, 2025.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Amendment, and such description is qualified in its entirety by reference to the full text of the Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: October 4, 2024